================================================================================

                              THE AES CORPORATION


                                      AND


                         BANK ONE, NATIONAL ASSOCIATION


             (FORMERLY KNOWN AS THE FIRST NATIONAL BANK OF CHICAGO)


                                   as Trustee


                               ------------------

                         EIGHTH SUPPLEMENTAL INDENTURE


                            Dated as of June 5, 2001


                                       TO


                                SENIOR INDENTURE


                          Dated as of December 8, 1998

                               ------------------



        7.375% Remarketable or Redeemable Securities (ROARSSM) due 2013


================================================================================

     The EIGHTH SUPPLEMENTAL INDENTURE, is dated as of this 5th day of June, 2001 (the "Eighth Supplemental Indenture"), between THE AES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and BANK ONE, NATIONAL ASSOCIATION (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), a national banking association, as trustee (hereinafter sometimes referred to as the "Trustee").

     WHEREAS, the Company entered into a Senior Indenture dated as of December 8, 1998 between the Company and the Trustee (the "Indenture") to provide for the future issuance of its senior debentures, notes or other evidences of indebtedness (collectively, the "Securities"), said Securities to be issued from time to time in series as might be determined by the Company pursuant to the Indenture and, in an unlimited aggregate principal amount; and

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 7.375% Remarketable or Redeemable Securities (ROARSSM) due 2013 (said series being hereinafter referred to as the "ROARS"), the form and substance of such ROARS and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Eighth Supplemental Indenture; and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Eighth Supplemental Indenture, and all requirements necessary to make this Eighth Supplemental Indenture a valid instrument, in accordance with its terms, and to make the ROARS, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company;

     NOW, THEREFORE, in consideration of the purchase and acceptance of the ROARS by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the ROARS and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                  Article One
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1 TERMS DEFINED IN THE INDENTURE.

     Each capitalized term used not but defined in this Eighth Supplemental Indenture shall have the meaning assigned to such term in the Indenture.

     Section 1.2 CERTAIN DEFINITIONS.

     The following definitions are hereby added to the definitions contained in
Section 1.1 of the Indenture, but only with respect to the ROARS issued in accordance with the provisions hereof:

     "Applicable Spread" means the lowest Fixed Rate Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for the ROARS, obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the Fixed Rate Determination Date, from the Fixed Rate Bids quoted to the Remarketing Dealer by up to five Reference Corporate Dealers.

     "Attributable Debt" means the present value (discounted at the rate of 7.375% per year compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

     "Base Rate" means 5.50%.

     "Bid" means a Fixed Rate Bid or a Floating Rate Bid.

     "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

     "Comparable Treasury Issues" for the ROARS means the U.S. Treasury security or securities selected by the Remarketing Dealer, as of the first Determination Date, as having an actual or interpolated maturity or maturities comparable to the remaining term of the ROARS being purchased by the Remarketing Dealer.

     "Comparable Treasury Price" means, with respect to the first Remarketing
Date:

     (a) the offer prices for the Comparable Treasury Issues (expressed, in each case, as a percentage of its principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500); or

     (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (1) the average of the Reference Treasury Dealer Quotations for such Determination Date, after excluding the highest and lowest such Reference

Treasury Dealer Quotations, or (2) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Consolidated Net Assets" means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest annual report to the stockholders of the Company and prepared in accordance with GAAP.

     "Determination Date" means either the Fixed Rate Determination Date or the Floating Rate Spread Determination Date, as applicable.

     "Dollar Price" means, with respect to the ROARS, (1) the principal amount of such ROARS, plus (2) the premium equal to the excess, if any, of (A) the present value, as of the first Remarketing Date, of the Remaining Scheduled Payments for such ROARS, discounted to such first Remarketing Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, over (B) the principal amount of such ROARS.

     "DTC" shall have the meaning provided in Section 2.1 hereof.

     "Fixed Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the ROARS at the Dollar Price, but assuming:

     (a) a settlement date that is the Fixed Rate Remarketing Date applicable to such ROARS, without accrued interest;

     (b) a maturity date that is the tenth anniversary of the Fixed Rate Remarketing Date or, if the Company elects to shorten the maturity of the ROARS pursuant to Section 2.7 hereof, the Modified Maturity Date; and

     (c) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

     "Fixed Rate Determination Date" means the third Business Day prior to the Fixed Rate Remarketing Date.

     "Fixed Rate Remarketing Date" means (i) June 15, 2003, in the event that the Remarketing Dealer has elected to purchase the ROARS and the Company has not elected to exercise its Floating Period Option, or (ii) the subsequent Remarketing Date on which the Floating Period Termination Date occurs in the event that the Company has elected to exercise its Floating Period Option.

     "Floating Period Interest Rate" means the sum of the Reference Rate and the Floating Rate Spread.

     "Floating Period Notification Date" means a date prior to the fourth Business Day immediately preceding the first Remarketing Date on which the Company elects to exercise its Floating Period Option.

     "Floating Period Option" means the Company's right, on any date subsequent to the Remarketing Dealer's election to purchase the ROARS in connection with the first Remarketing Date but prior to the fourth Business Day immediately preceding the first Remarketing Date, to require the Remarketing Dealer to remarket the ROARS at the Floating Period Interest Rate.

     "Floating Period Termination Date" means the earlier of (i) June 15, 2004 or (ii) the date that otherwise would have been the Reference Rate Reset Date following the date on which the Company elects to terminate the Floating Rate Period.

     "Floating Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the ROARS at the Dollar Price, but assuming:

     (a) a settlement date that is the Floating Rate Remarketing Date applicable to such ROARS, without accrued interest;

     (b) a maturity date equal to the Floating Period Termination Date;

     (c) a stated annual interest rate equal to the Reference Rate plus the spread bid by the applicable Reference Money Market Dealer;

     (d) that the ROARS are callable by the Remarketing Dealer at the Dollar Price on the Floating Period Termination Date; and

     (e) that the Company will redeem the ROARS at the Dollar Price on the Floating Period Termination Date, if not previously purchased by the Remarketing Dealer.

     "Floating Rate Period" means the period from and including the Floating Rate Remarketing Date to but excluding the Floating Period Termination Date.

     "Floating Rate Period Termination Notification Date" means a date during the Floating Rate Period on which the Company elects to terminate the Floating Rate Period, which date shall be at least four Business Days prior to the Reference Reset Date on which such termination of the Floating Rate Period shall occur.

     "Floating Rate Remarketing Date" means June 15, 2003 in the event that the Company has elected to exercise its Floating Period Option.

     "Floating Rate Reset Period" means the period from and including the first Reference Rate Reset Date, to but excluding the next following Reference Rate Reset Date, and thereafter, the period from and including a Reference Rate Reset Date to but excluding the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period shall run to but exclude the Floating Period Termination Date.

     "Floating Rate Spread" means the lowest Floating Rate Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate for the ROARS, obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the Floating Rate

Spread Determination Date, from the Floating Rate Bids quoted to the Remarketing Dealer by up to five Reference Money Market Dealers.

     "Floating Rate Spread Determination Date" means the third Business Day prior to the Floating Rate Remarketing Date.

     "Funded Debt" means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the determination of the amount thereof.

     "Interest Payment Date" means:

     (a) with respect to the period from the Original Issue Date to but excluding the first Remarketing Date, June 15 and December 15 of each year, commencing December 15, 2001;

     (b) with respect to the period from and after the Fixed Rate Remarketing Date to the Stated Maturity Date, each day that is a six-month anniversary of such Fixed Rate Remarketing Date; and

     (c) with respect to the Floating Rate Period (if the Company exercises its Floating Period Option), each Reference Rate Reset Date following the first Remarketing Date.

     "Interest Rate to Maturity" means the sum of the Base Rate and the Applicable Spread.

     "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London Inter-Bank Market.

     "Make-Whole Amount" means the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the Business Day preceding the date of such redemption) from the respective dates on which such principal and interest would have been payable if such payment had not been made, over (ii) the aggregate principal amount of ROARS being redeemed.

     "Modified Maturity Date" shall have the meaning provided in Section 2.7 hereof.

     "Notification Date" means, with respect to the first Remarketing Date, a Business Day not earlier than 20 Business Days prior to the first Remarketing Date, and not later than 4:00 p.m., New York City time, on the fifteenth Business Day prior to the first Remarketing Date, or, with respect to the subsequent Remarketing Date, not later than four Business Days prior to the occurrence of the subsequent Remarketing Date, on which the Remarketing Dealer may notify the Company and the Trustee as to whether it elects to purchase the ROARS on such Remarketing Date.

     "Original Issue Date" means June 5, 2001.

     "Primary Treasury Dealer" means a primary U.S. Government securities dealer.

     "Principal Property" means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by the Company and having a net book value in excess of 2% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Company determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety.

     "Reference Corporate Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which shall be selected by the Company. The Company shall advise the Remarketing Dealer of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Remarketing Date. One of such Reference Corporate Dealers selected by the Company will be Banc of America, if Banc of America is then the Remarketing Dealer.

     "Reference Dealer" means a Reference Corporate Dealer or a Reference Money Market Dealer.

     "Reference Money Market Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which the Company shall select, who are also leading dealers in money market instruments. The Company shall advise the Remarketing Dealer of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Remarketing Date. One of such Reference Money Market Dealers selected by the Company will be Banc of America, if Banc of America is then the Remarketing Dealer.

     "Reference Rate" means the rate for each Floating Rate Reset Period which shall be the rate for deposits in U.S. dollars for a period of one month which appears on the Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Reference Rate Determination Date. If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Remarketing Dealer will request the principal London offices of four major reference banks in the London Inter-Bank Market, to provide the Remarketing Dealer, in the case of each such bank, with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the

Remarketing Dealer for loans in U.S. dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Remarketing Dealer are not providing quotations in the manner described in this paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

     "Reference Rate Determination Date" means the second London Business Day preceding each Reference Rate Reset Date.

     "Reference Rate Reset Date" means June 15, 2003 and the 15th day of each month thereafter until, but excluding, the Floating Period Termination Date, or, if such day does not fall on a Business Day, the next succeeding Business Day.

     "Reference Treasury Dealer" means each of up to five Primary Treasury Dealers to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Company shall substitute for it another Primary Treasury Dealer. One of such Reference Treasury Dealers selected by the Company will be Banc of America, if Banc of America is then the Remarketing Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer, by 3:30 p.m., New York City time, on the first Determination Date.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day, whether or not a Business Day, prior to such Interest Payment Date.

     "Reinvestment Rate" means 0.50% (one-half of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the maturity of the principal being prepaid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest on the ROARS, calculated at the Base Rate, that would be due from, but excluding, the first Remarketing Date to, and including, June 15, 2013; provided that if such Remarketing Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment, calculated at the Base Rate, shall be reduced by the amount of interest accrued, calculated at the Base Rate only, to the first Remarketing Date.

     "Remarketing Date(s)" means (1) June 15, 2003, in the event that the Remarketing Dealer has elected to purchase the ROARS and the Company has not elected to exercise its Floating Period Option, or (2) if the Company has elected to exercise its Floating Period Option, each of June 15, 2003 and the Floating Period Termination Date.

     "Remarketing Agreement" means the Remarketing Agreement dated as of June 5, 2001 between the Company and Banc of America Securities LLC, as the Remarketing Dealer, as amended from time to time.

     "Remarketing Dealer" means the Remarketing Dealer under the Remarketing Agreement, which Remarketing Dealer shall initially be Banc of America Securities LLC.

     "Stated Maturity Date" means June 15, 2013 or, if the Company elects to exercise its Floating Period Option and the ROARS are remarketed, the tenth anniversary of the Fixed Rate Remarketing Date; provided that such date shall not be later than June 15, 2014; and provided further that if the Company elects to shorten the maturity of the ROARS pursuant to Section 2.7 hereof, the Stated Maturity Date shall be the Modified Maturity Date.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

     "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace "Telerate Page 500" on such service) or such other service displaying the offer prices for the Comparable Treasury Issues, as may replace Dow Jones Markets.

     "Telerate Page 3750" means the display designated as "Telerate Page 3750" on Dow Jones Markets (or such other page as may replace "Telerate Page 3750" on such service) or such other service displaying the offer prices, as may replace Dow Jones Markets.

     "Treasury Rate" means, with respect to the first Remarketing Date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of their principal amounts) equal to the Comparable Treasury Price for such Remarketing Date.


                                  Article Two
                                   THE ROARS

     Section 2.1 FORM.

     The ROARS shall be substantially in the form of Exhibit A hereto, which is a part of this Eighth Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Eighth Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers of the Company executing such ROARS, as evidenced by their execution of the ROARS.

     The ROARS will initially be issued as Registered Global Securities.

     The Company initially appoints The Depository Trust Company ("DTC") and the Trustee to act as Depositary and custodian, respectively, with respect to the ROARS.

     The Company waives any discretionary right it otherwise has under Section
2.7 of the Indenture to cause the ROARS to be issued in certificated form and agrees to use its reasonable best efforts to maintain the ROARS in book-entry form with DTC or any successor Depositary and to appoint a successor Depositary to the extent necessary to maintain the ROARS in book-entry form. Any Registered Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for ROARS registered in such names as the Depositary shall direct.

     Section 2.2 DESIGNATION AND AMOUNT.

     (a) The ROARS shall be entitled the "7.375% Remarketable or Redeemable Securities (ROARSSM) due 2013" of the Company.

     (b) The Trustee shall authenticate and deliver ROARS for original issue on the date hereof in an initial aggregate principal amount of $200,000,000.

     (c) The Company may, subject to Article 4 of this Eighth Supplemental Indenture and applicable law, issue additional ROARS under this Eighth Supplemental Indenture. The ROARS issued on the Closing Date and any additional ROARS subsequently issued shall be treated as a single class for all purposes of this Eighth Supplemental Indenture.

     Section 2.3 PAYMENT OF PRINCIPAL AND INTEREST.

     (a) The principal of the ROARS shall be due on the Stated Maturity Date (unless the ROARS are earlier redeemed or repurchased). The ROARS shall bear interest at the rate of 7.375% per year, for the period from the Original Issue Date to but excluding the first Remarketing Date, such interest to be paid semiannually on December 15 and June 15 of each year, commencing December 15, 2001. Interest on the ROARS accruing to the first Remarketing Date shall be computed on the basis of a 360-day year of twelve 30-day months.

     (b) The ROARS shall bear interest from and after the Fixed Rate Remarketing Date at a rate per annum equal to the Interest Rate to Maturity, such interest to be paid semiannually on each day that is a six-month anniversary of such Fixed Rate Remarketing Date. Interest on the ROARS accruing from the Fixed Rate Remarketing Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     (c) The ROARS shall bear interest during the Floating Rate Period at the Floating Period Interest Rate with respect to each Floating Rate Reset Period. The amount of interest payable for each day that the ROARS are outstanding during the Floating Rate Period shall be calculated by dividing the Floating Period Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest payable for any Floating Rate Reset Period shall be calculated by adding the interest payable for each day in the Floating Rate Reset Period. Interest on the ROARS accruing during any Floating Rate Reset Period shall be payable on the next following Reference Rate Reset Date. Interest on the ROARS accruing during the Floating Rate Period shall be computed on the basis of the actual number of days in such Floating Rate Reset Period over a 360-day year.

     (d) Except as otherwise provided herein, interest on the ROARS payable on any Interest Payment Date shall be payable to the Persons in whose names the ROARS are registered on the Regular Record Date for such Interest Payment Date. Interest payable on any Interest Payment Date shall accrue from and including the next preceding Interest Payment Date (or from and including the Original Issue Date if no interest has been paid or duly provided with respect to the ROARS) to, but excluding, the relevant Interest Payment Date, Remarketing Date or the Stated Maturity Date, as the case may be. If any Interest Payment Date, the Stated Maturity Date or other payment date of the ROARS (including any payment date in connection with the mandatory tender or any mandatory redemption of the ROARS) does not fall on a Business Day, the payment otherwise payable on that date shall be made on the next succeeding day that is a Business Day with the same force and effect as if made on the date the payment was originally payable, and no interest shall accrue for the period from and after such Interest Payment Date, Stated Maturity Date or other payment date. In the case of any such payment with respect to the ROARS that then accrue interest at a floating rate, interest will accrue from such originally scheduled payment date to but excluding the next succeeding Business Day; provided that in the case of an interest payment due on the Stated Maturity Date, no interest will accrue from and after the Stated Maturity Date.

     Section 2.4 DENOMINATIONS.

     The ROARS shall be Registered Securities in denominations of $1,000 or any integral multiple thereof.

     Section 2.5 PLACE OF PAYMENT.

     The place of payment for the ROARS shall be the Borough of Manhattan, The City of New York. So long as the ROARS are in the form of Registered Global Securities, the Company agrees that payments of interest on, and any portion of the Principal of, the ROARS shall be made by the Paying Agent, upon receipt from the Company of immediately available funds, directly to the Depositary (by Federal funds wire transfer).

     Section 2.6 MANDATORY TENDER; REMARKETING AND DETERMINATION OF INTEREST
RATE.

     (a) Mandatory Tender. (i) On a Business Day not earlier than 20 Business Days prior to the first Remarketing Date, and not later than 4:00 p.m., New York City time, on the 15th Business Day prior to such Remarketing Date or (ii) not later than four Business Days prior to the occurrence of the subsequent Remarketing Date, the Remarketing Dealer shall notify the Company and the Trustee as to whether it elects to purchase the ROARS for remarketing on such Remarketing Date.

     If the Remarketing Dealer so elects, the ROARS shall be subject to mandatory tender, and shall be deemed tendered, to the Remarketing Dealer for purchase and remarketing on such Remarketing Date, in accordance with the terms and subject to the conditions described herein.

     The ROARS shall be remarketed at a fixed rate of interest equal to the Interest Rate to Maturity, unless the Company has elected to exercise its Floating Period Option or redeem the ROARS on the applicable Remarketing Date. If the Company so elects, the ROARS shall bear interest at the Floating Period Interest Rate until the Floating Period Termination Date, at which time the ROARS shall be remarketed at a fixed rate of interest equal to the Interest Rate to Maturity unless the Company has chosen to redeem, or is required to redeem, the ROARS, as set forth herein.

     The purchase price of the tendered ROARS shall be equal to 100% of the aggregate principal amount thereof on the first Remarketing Date, or the Dollar Price on the subsequent Remarketing Date.

     Subject to the Remarketing Dealer's election to purchase the ROARS, the Remarketing Dealer shall sell the aggregate principal amount of the ROARS on the applicable Remarketing Date at the Dollar Price to the Reference Corporate Dealer providing the lowest Fixed Rate Bid (if the Remarketing Date constitutes a Fixed Rate Remarketing Date) or to the Reference Money Market Dealer providing the lowest Floating Rate Bid (if the Remarketing Date constitutes a Floating Rate Remarketing Date), in the case of the first Remarketing Date, or to the Reference Corporate Dealer providing the lowest Fixed Rate Bid, in the case of the subsequent Remarketing Date. If the lowest applicable Bid is submitted by two or more of the applicable Reference Dealers, the Remarketing Dealer shall sell such ROARS to one or more of such Reference Dealers, as it shall determine in its sole discretion.

     If the Remarketing Dealer elects to purchase the ROARS, the obligation of the Remarketing Dealer to purchase the ROARS on any Remarketing Date shall be subject to certain conditions set forth in the Remarketing Agreement.

     If for any reason the Remarketing Dealer does not purchase the ROARS on any Remarketing Date, the Company shall be required to redeem the ROARS in accordance with Section 3.1(a) hereof at a price equal to 100% of the aggregate principal amount of the ROARS, plus accrued and unpaid interest, if any, if such Remarketing Date is the first Remarketing Date, or at the Dollar Price, plus accrued and unpaid interest, if any, on the subsequent Remarketing Date.

     (b) Remarketing. The interest rates on the ROARS from, and including, the Remarketing Date shall be established by the Remarketing Dealer in accordance with the following procedures:

          i. Interest Rate to Maturity. If the Remarketing Dealer elects to purchase the ROARS on the first Remarketing Date, then by 3:30 p.m., New York City time, on the Floating Rate Spread Determination Date or the Fixed Rate Determination Date with respect to the first Remarketing Date, depending on the following election, the Remarketing Dealer shall determine (1) the Floating Rate Spread, in the case that the Company has elected to exercise its Floating Period Option, or (2) the Interest Rate to Maturity to the nearest one hundredth of one percent (0.01%) per year unless the Company has elected to redeem the ROARS in accordance with
     Section 3.1(b), or is required to redeem the ROARS pursuant to Section 3.1(a). If there is a subsequent Remarketing Date, by 3:30 p.m., New York City time, on the related Fixed Rate Determination Date, the Remarketing Dealer shall determine the Interest Rate to Maturity to the nearest one hundredth of one percent (0.01%) per annum unless the Company elects or is required to redeem the ROARS as aforesaid. On the Floating Rate Spread Determination Date or the Fixed Rate Determination Date with respect to the first Remarketing Date, the Remarketing Dealer shall determine the Dollar Price. The Interest Rate to Maturity and the Dollar Price for the ROARS announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Holders, the holders of beneficial interests in the ROARS, the Company and the Trustee, and the Trustee shall have no responsibility for the calculation thereof.

          ii. Floating Rate Period. Following the Remarketing Dealer's election to purchase the ROARS on the first Remarketing Date, but prior to 4:00 p.m., New York City time, on the fourth Business Day immediately preceding such Remarketing Date, the Company may elect to exercise its Floating Period Option. If the Company makes such election, the ROARS shall bear interest at the Floating Period Interest Rate until the Floating Period Termination Date. In the event that the Company elects to exercise its Floating Period Option, the Stated Maturity Date of the ROARS shall be adjusted to a date which shall be no later than the tenth anniversary of the Fixed Rate Remarketing Date.

          iii. The amount of the interest payable for each day that the ROARS are outstanding during the Floating Rate Period shall be calculated by dividing the Floating Period Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest payable for any Floating Rate Reset Period shall be calculated by adding the interest payable for each day in the Floating Rate Reset Period. The Floating Period Interest Rate for the ROARS announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Holders, the holders of beneficial interests in the ROARS, the Company and the Trustee, and the Trustee shall have no responsibility for the calculation thereof. The interest rate in effect with respect to each Floating Rate Reset Period shall be the Floating Period Interest Rate determined for such period on the preceding Reference Rate Determination Date.

          iv. Notification. Subject, in connection with the first Remarketing Date, to the Remarketing Dealer's election to remarket the ROARS and to the Company's election not to exercise its Floating Period Option, as set forth in this Section 2.6, and in connection with the subsequent Remarketing Date, to the Remarketing Dealer's election to remarket the ROARS, the Remarketing Dealer shall notify the Company, the Trustee and the Depositary by telephone, confirmed in writing (which confirmation may be by facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Fixed Rate Determination Date of the Interest Rate to Maturity of the ROARS effective from and including the Fixed Rate Remarketing Date. The Remarketing Dealer shall notify the Trustee of the Dollar Price and of the Floating Period Interest Rate with respect to each Floating Rate Reset Period promptly after the determination thereof. The Company shall promptly notify the Remarketing Dealer and the Trustee of its election to exercise its Floating Period Option or to terminate the Floating Rate Period.

          v. Redetermination of Interest Rates in Certain Events. Notwithstanding any provision herein to the contrary, in lieu of terminating the Remarketing Agreement pursuant to Section 12(b) thereof, upon the occurrence of any of the events set forth therein, the Remarketing Dealer, in its sole discretion at any time between any Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, may elect to purchase the ROARS for remarketing and determine a new Floating Period Interest Rate or Interest Rate to Maturity, as the case may be, in the manner provided in this Section 2.6, except that for purposes of determining the new Floating Period Interest Rate or Interest Rate to Maturity, as the case may be, pursuant to this paragraph the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and the Depositary by telephone, confirmed in writing (which confirmation may be by facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Floating Period Interest Rate or Interest Rate to Maturity, as the case may be, of the ROARS. Thereupon, such new Floating Period Interest Rate or Interest Rate to Maturity shall supersede and replace any Floating Period Interest Rate or Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Holders of, and holders of beneficial interests in, the ROARS on and after such Remarketing Date, the Company and the Trustee; provided that the Remarketing Dealer, by redetermining the Floating Period Interest Rate or Interest Rate to Maturity upon the occurrence of any event set forth in Section 12(b) of the Remarketing Agreement, shall not thereby be deemed to have waived its right to determine a new Floating Period Interest Rate or Interest Rate to Maturity or to terminate the Remarketing Agreement upon the occurrence of any other event set forth in such Section 12(b).

     Section 2.7 MODIFICATION OF MATURITY.

     The Company shall have the right to modify the maturity date of the ROARS by giving written notice to the Trustee and the Remarketing Dealer no later than by 4:00 p.m. on the fourth Business Day prior to the Fixed Rate Remarketing Date; provided that such modified maturity date (the "Modified Maturity Date") shall be an anniversary of such Fixed Rate Remarketing Date occurring on or prior to June 15, 2014. In the event that the Company gives a notice referred to in the immediately preceding sentence, the Stated Maturity Date of the ROARS shall be adjusted to the Modified Maturity Date.

                                 Article Three
                                 REDEMPTION OF
                                   THE ROARS

     Section 3.1 MANDATORY REDEMPTION; OPTIONAL REDEMPTION; POST-REMARKETING OPTIONAL REDEMPTION.

     (a) Mandatory Redemption. Subject to Section 2.6(b)(v) hereof, the Company shall redeem the ROARS in whole on the applicable Remarketing Date at a price equal to 100% of the aggregate principal amount of the ROARS, if such Remarketing Date is the first Remarketing Date, or the Dollar Price on any subsequent Remarketing Date, plus, in each case, accrued and unpaid interest, if any, to such Remarketing Date, in the event that (i) at any time after the Remarketing Dealer elects on the applicable Notification Date to remarket such ROARS, the Remarketing Dealer elects to terminate the Remarketing Agreement in accordance with its terms; (ii) prior to any Remarketing Date, the Remarketing Dealer resigns and no successor has been appointed on or before such Determination Date; (iii) the Remarketing Dealer for any reason does not notify the Company of the Floating Rate Spread or of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the applicable Determination Date; (iv) the Remarketing Dealer for any reason does not elect by notice to the Company and the Trustee not later than such Notification Date, to purchase the ROARS for remarketing on such Remarketing Date; (v) the Remarketing Dealer for any reason does not deliver the purchase price of such ROARS to the Trustee in same day funds not later than 12:00 noon, New York City time, on such Remarketing Date, or does not purchase all tendered ROARS on such Remarketing Date; or (vi) the Company for any reason fails to redeem the ROARS from the Remarketing Dealer following the Company's election to effect such optional redemption as set forth in Section 3.1(b) hereof. Notwithstanding Section 3.2 of the Indenture, the Company shall not be required to give notice of any such mandatory redemption to the Holders of, or the holders of beneficial interests in, the ROARS.

     (b) Optional Redemption. If the Remarketing Dealer elects to purchase the ROARS, the Company may at its option redeem the ROARS, in whole but not in part, on the first Remarketing Date or on the Floating Period Termination Date immediately following the Determination Date with respect to such election. The Company shall notify the Remarketing Dealer and the Trustee, not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Determination Date if the Company elects to redeem the ROARS (which election shall be irrevocable) in accordance herewith; provided that if fewer than three Reference Corporate Dealers submit timely, firm bids for all outstanding ROARS to the Remarketing Dealer on the applicable Determination Date, the Company may give such notice immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed and the Company has been notified of such results. If the Company exercises its right to redeem the ROARS, the Company shall redeem the ROARS, in whole but not in part, on the first Remarketing Date or the subsequent Remarketing Date, as the case may be, at the Dollar Price, plus all accrued and unpaid interest, if any, to such Remarketing Date. Notwithstanding Section 3.2 of the Indenture, no notice of redemption need be provided to the Holders of, or the holders of beneficial interests in, the ROARS with respect to any such redemption.

     (c) Post-Remarketing Optional Redemption. The ROARS shall be redeemable, in whole or in part from time to time, at any time after the Fixed Rate Remarketing Date at the election of the Company upon not less than 30 nor more than 60 days notice mailed to each holder of ROARS to be redeemed at such holder's address appearing in the Security Register, at a price (the "Redemption Price") equal to the sum of (i) 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date plus (ii) the Make-Whole Amount, if any. The Company shall give the Trustee notice of the Redemption Price with respect to any redemption pursuant to this Section 3.1(c) promptly after the calculation thereof and the Trustee shall have no responsibility for any such calculation. In the event of the redemption of the ROARS in part only, one or more new ROARS for the unredeemed portion shall be issued in the name or names of the Holders thereof upon surrender of the ROARS that are to be partially redeemed.

     (d) No sinking fund is provided for the ROARS.


                                  Article Four
                        ADDITIONAL COVENANTS APPLICABLE
                                  TO THE ROARS

     Section 4.1 RESTRICTIONS ON SECURED DEBT.

     If the Company shall incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Property or any capital stock or indebtedness held directly by the Company of any Subsidiary of the Company, the Company shall secure the ROARS equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, unless after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% of the Consolidated Net Assets of the Company.

     The foregoing restriction shall not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (a) property of any Subsidiary of the Company, (b) liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Subsidiary, (c) liens in favor of the Company or any Subsidiary, (d) liens in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments, (e) liens on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof, (f) liens existing on the first date on which any ROARS are authenticated by the Trustee, (g) liens under one or more credit facilities for indebtedness in an aggregate principal amount not to exceed $900,000,000 at any time outstanding, (h) liens incurred in connection with pollution control, industrial revenue or similar financings, and (i) any extension, renewal or replacement of any debt secured by any liens referred to in the foregoing clauses (a) through (h), inclusive.

     Section 4.2 RESTRICTIONS ON SALES AND LEASEBACKS.

     The Company shall not enter into any sale and leaseback transaction involving any Principal Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless (a) the Company could incur a lien on such property under the restrictions described in Section 4.1 hereof in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the ROARS or (b) the Company, within 180 days after the sale or transfer by the Company, applies to the retirement of its Funded Debt an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased as determined by the board of directors of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any ROARS delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded Debt, other than ROARS, voluntarily retired by the Company within 180 days after such sale or transfer; provided further that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

     Section 4.3 AMENDMENTS; MODIFICATIONS.

     The Company covenants, for the benefit of the Remarketing Dealer only, that this Eighth Supplemental Indenture shall not be amended for the purpose of changing any of the terms or provisions of the ROARS or changing any other provisions of this Eighth Supplemental Indenture without the prior written consent of the Remarketing Dealer (it being understood that, notwithstanding the provisions of this Section 4.3, the Company shall not be precluded from amending the Indenture in any manner whatsoever so long as the amendment does not pertain exclusively to the ROARS).

     Section 4.4 PURCHASES BY THE COMPANY.

     The Company agrees that it shall not, without the prior written consent of the Remarketing Dealer, make any open market or other purchases of the ROARS prior to the first Remarketing Date or termination of the Remarketing Agreement, whichever is earlier.

     Section 4.5 TAX TREATMENT OF ROARS.

     It is the intent of the Company, that for purposes of United States federal income, state and local income and any other income taxes, the ROARS will be treated as fixed rate debt instruments maturing on the first Remarketing Date. Unless otherwise required by the appropriate tax authorities, the Company and the Trustee will treat the ROARS consistent with their characterization.

                                 Article Five
                    ADDITIONAL EVENTS OF DEFAULT APPLICABLE
                                  TO THE ROARS

     Section 5.1 ADDITIONAL EVENTS OF DEFAULT.

     Pursuant to Section 6.1 (f) of the Indenture, an "Event of Default" shall be deemed to occur with respect to the ROARS if an event of default, as defined in any indenture or instrument evidencing or under which the Company has as of the date of this Eighth Supplemental Indenture or shall thereafter have outstanding any indebtedness, shall happen and be continuing and either (a) such default results from the failure to pay the principal of such indebtedness in excess of $50 million at final maturity of such indebtedness or (b) as a result of such default the maturity of such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and the principal amount of such indebtedness, together with the principal amount of any other indebtedness of the Company in default, or the maturity of which has been accelerated, aggregates $50 million or more; provided that the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of the ROARS at the time outstanding; and provided further that if such default shall be remedied or cured by the Company or waived by the holder of such indebtedness, then the Event of Default described under this Eighth Supplemental Indenture shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of ROARS or any other person.


                                  Article Six
                            MISCELLANEOUS PROVISIONS

     Section 6.1 RATIFICATION.

     The Indenture, as supplemented by this Eighth Supplemental Indenture, is in all respects ratified and confirmed. This Eighth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided herein and therein.

     Section 6.2 COUNTERPARTS.

     This Eighth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                           THE AES CORPORATION, as
                                           the Company



                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:
Attest:


By:
   -------------------------------
   Name:
   Title:

                                           BANK ONE, NATIONAL ASSOCIATION
                                           (formerly known as THE FIRST
                                           NATIONAL BANK OF CHICAGO), as Trustee


                                              ----------------------------------
                                              Name:
                                               Title:

Attest:


By:
   ---------------------------------
   Name:
   Title:

                                                                       EXHIBIT A


                             FORM OF FACE OF ROARS

     This 7.375% Remarketable or Redeemable Securities (ROARSSM) due 2013 (this "Security") is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     By purchasing this Security, you agree to treat, and to take no action inconsistent with the treatment of, the ROARS as fixed rate debt instruments that mature on the first Remarketing Date, unless required by the appropriate tax authorities.

                                                   No . 1 CUSIP NO.: 00130H AW 5


                                  $200,000,000

        7.375% REMARKETABLE OR REDEEMABLE SECURITIES (ROARSSM) DUE 2013


                      THE AES CORPORATION promises to pay
           to Cede & Co., or registered assigns the principal sum of
                   TWO HUNDRED MILLION Dollars ($200,000,000)
                                       on
                 the Stated Maturity Date (as defined herein).

Original Issue Date:  June 5, 2001

First Remarketing Date:  June 15, 2003

Stated Maturity Date: June 15, 2013, as such date may be extended or shortened, in each case as set forth in the Indenture

Interest Payment Dates: June 15 and December 15 of each year, commencing December 15, 2001 through the Remarketing Date shown above and thereafter as set forth herein

Record Dates:  June 1 and December 1


                                           By:
                                              ----------------------------------
                                                    Authorized Signature


                                           By:
                                              ----------------------------------
                                                    Authorized Signature

Dated:  June 5, 2001

Certificate of Authentication

                  This is one of the 7.375% Remarketable or Redeemable Securities (ROARSSM) due 2013 referred to in the within-mentioned Indenture.


                                           Bank One, National Association
                                           (formerly known as The First
                                           National Bank of Chicago), as Trustee


                                           By:
                                              ----------------------------------
                                                    Authorized Signatory

                           [FORM OF REVERSE OF ROARS]

                              THE AES CORPORATION


        7.375% REMARKETABLE OR REDEEMABLE SECURITIES (ROARSSM) DUE 2013

     i. Principal and Interest.

     THE AES CORPORATION, a Delaware corporation (the "Company," which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof. Interest on the 7.375% Remarketable or Redeemable Securities (ROARSSM) due 2013 ("ROARS"; and this note certificate representing ROARS, this "Security") will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date shown on the reverse hereof, on each Interest Payment Date shown on the reverse hereof (each, an "Interest Payment Date") semiannually in arrears commencing on the Interest Payment Date specified above to the Remarketing Date shown on the reverse hereof (the "first Remarketing Date") at a rate of 7.375% per annum (the "Interest Rate") and thereafter, subject to the terms and conditions set forth in the Indenture, on the Interest Payment Dates and at the interest rate or rates determined by the Remarketing Dealer (as defined below) as set forth in the Indenture, until the principal hereof is paid or made available for payment, and on any overdue principal and on any overdue installment of interest as below provided.

     Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months from the Original Issue Date to the first Remarketing Date and then, subject to the Remarketing Dealer's election to remarket and the Corporation's election to exercise its Floating Period Option, interest on this Security shall be computed on the basis of the actual number of days in the applicable Floating Rate Reset Period over a 360-day year until the Fixed Rate Remarketing Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months from the Fixed Rate Remarketing to the Stated Maturity Date. If any Interest Payment Date, the Stated Maturity Date or other payment date of this Security (including any payment date in connection with the mandatory tender or any mandatory redemption of this Security) does not fall on a Business Day, the payment otherwise payable on that date shall be made on the next succeeding day that is a Business Day with the same force and effect as if made on the date the payment was originally payable, and no interest shall accrue for the period from and after such Interest Payment Date, Stated Maturity Date or other payment date, except in the case of an Interest Payment Date or other payment date occurring during the Floating Rate Period.

     ii. Method of Payment. The Company will pay interest on the ROARS (except defaulted interest) to the Persons who are registered Holders of ROARS at the close of business on the fifteenth calendar day preceding each Interest Payment Date (each, a "Regular Record Date"). Holders must surrender ROARS to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Security.

     iii. Paying Agent and Registrar. Initially, Bank One, National Association (formerly known as The First National Bank of Chicago) (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

     iv. Indenture. The Company issued the ROARS under an Indenture dated as of December 8, 1998 between the Company and the Trustee as supplemented by the Eighth Supplemental Indenture dated as of June 5, 2001 between the Company and the Trustee (said Indenture, as so supplemented, the "Indenture"). This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the ROARS include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended from time to time. The ROARS are subject to all such terms, and Holders of the ROARS are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The ROARS are general unsecured and unsubordinated obligations of the Company ranking pari passu with all of the Company's unsecured and unsubordinated obligations. The Company may, subject to Article Four of the Eighth Supplemental Indenture and applicable law, issue additional ROARS under the Eighth Supplemental Indenture. The ROARS issued on the Closing Date and any additional ROARS subsequently issued shall be treated as a single class for all purposes of the Eighth Supplemental Indenture. The Indenture limits the ability of the Company to incur certain secured indebtedness and to enter into certain sale and leaseback transactions.

     v. Remarketing Agreement. Certain provisions relating to the remarketing of the ROARS which are set forth in the Indenture are contained in a Remarketing Agreement (the "Remarketing Agreement") between the Corporation and Banc of America Securities LLC, as Remarketing Dealer (with any successor Remarketing Dealer, the "Remarketing Dealer").

     vi. Mandatory Tender. The ROARS are subject to mandatory tender, and shall be deemed tendered, to the Remarketing Dealer for purchase and remarketing, in accordance with the terms and subject to the conditions described in the Indenture.

     vii. Mandatory Redemption. The ROARS are subject to mandatory redemption in accordance with the terms and subject to the conditions described in the Indenture.

     viii. Optional Redemption. The ROARS are subject to redemption at the election of the Company as set forth in the Indenture.

     ix. Sinking Fund. No sinking fund is provided for the ROARS.

     x. Denominations, Transfer, Exchange. The ROARS are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange ROARS in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any ROARS or portion thereof selected for redemption, or transfer or exchange any ROARS for a period of 15 days before selection of such ROARS to be redeemed.

     xi. Persons Deemed Owners. The registered holder of a Security may be treated as the owner of it for all purposes.

     xii. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     xiii. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding ROARS, amend, waive or supplement the Indenture or the ROARS for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the ROARS may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of all series affected, subject to certain exceptions requiring the consent of the Holders of the particular ROARS or the Remarketing Dealer as described in the Indenture.

     xiv. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the ROARS and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

     xv. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(d) or (e) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding ROARS may, or the Trustee may, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in
Section 6.1(d) or (e) of the Indenture with respect to the Company occurs and is continuing, the principal of and accrued interest on all of the ROARS shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the ROARS may not enforce the Indenture or the ROARS except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the ROARS. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding ROARS may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the ROARS notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article 5 of the Indenture) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     xvi. Trustee Dealing with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     xvii. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the ROARS or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the ROARS by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the ROARS.

     xviii. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Security and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     xix. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

     xx. Abbreviations. Customary abbreviations may be used in the name of a Holder of ROARS or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     xxi. GOVERNING LAW. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder of ROARS upon written request and without charge a copy of the Indenture. Requests may be made to:

     THE AES CORPORATION
     1001 North 19th Street, Suite 2000
     Arlington, Virginia  22209
     Telephone:  (703) 522-1315
     Telecopy:  (703) 528-4510

     Attention:  General Counsel

                                ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Security to
                                                 -------------------------------

--------------------------------------------------------------------------------
(Insert assignee's social security or tax ID number)
                                                   -----------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint ______________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------


Date:                             Your signature:
     ------------------------                    -------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security)

Signature Guarantee:
                    ------------------------------------------------------------

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.